UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 13, 2007

U-Store-It Trust

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio 44130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (440) 234-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

U-Store-It Trust (the “Company”) has terminated the Amended and Restated Employment Agreement (the “Agreement”) dated August 23, 2006 between the Company and Todd C. Amsdell, President of U-Store-It Development LLC, a subsidiary of the Company, effective as of February 19, 2007. The Agreement had called for Mr. Amsdell to head the Company’s exploration of development opportunities in targeted domestic markets for an initial term ending August 24, 2010, and provided for payment to Mr. Amsdell of a base salary at a rate not less than $379,000 per annum, and certain other compensation.

The termination was effected in connection with the Company’s inquiry into actions by Mr. Amsdell and Robert J. Amsdell, the Chairman of the Company’s Board of Trustees (the “Board”), that the Company considers to be in violation of certain of the Amsdells’ employee nonsolicitation obligations and in violation of their duty to act, in their positions with the Company, in the best interests of the Company and its shareholders. The inquiry, and the Company’s discussions with the Amsdells regarding these issues, are continuing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert J. Amsdell retired from the Board effective as of February 13, 2007. Mr. Amsdell’s resignation had been requested by the members of the Board (with the exception of Barry L. Amsdell), in connection with the inquiry referred to in Item 1.02, above, before Mr. Amsdell retired. Mr. Amsdell’s February 13, 2007 memorandum stated that Mr. Amsdell had determined that now was the appropriate time for him to retire from his Board position, expressed his view that leadership of the Company had been placed in other hands, and expressed gratitude to the Board for its efforts during his tenure. Mr. Amsdell’s April 24, 2006 Amended and Restated Employment Agreement with the Company terminated in connection with Mr. Amsdell’s retirement.

Mr. Amsdell sent a subsequent memorandum, dated February 16, 2007, to the independent members of the Board. In this memorandum, Mr. Amsdell expressed disagreement with the Company’s view regarding the matters at issue in the Company’s inquiry. Mr. Amsdell stated that he had left the Board to avoid any potential conflict of interest while he pursued, as the Company’s largest shareholder, strategic alternatives. Mr. Amsdell also stated that the Amsdell family was very dissatisfied with the Company’s performance, and expressed the view that the Company should be sold in order to maximize value for its shareholders.

Barry L. Amsdell, a member of the Board, submitted his letter of resignation from the Board on February 20, 2007. Mr. Amsdell indicated that he was resigning in order to avoid any perceived conflict between the Company and the Amsdell family.

On February 14, 2007, the Board appointed William M. Diefenderfer III as Chairman of the Board. Mr. Diefenderfer has been a member of the Company’s Board since the Company’s initial public offering in October 2004.

Item 2.02	Results of Operations and Financial Condition.

The Company’s objective is to complete the inquiry described above on a schedule that will permit the timely filing of its Form 10-K on March 1, 2007. In connection with that objective, the Company is rescheduling its February 22, 2007 fourth quarter and year ended December 31, 2006 earnings release and its February 23, 2007 conference call to a date and time that will be determined in connection with the filing of its Form 10-K. Additional details regarding the Company’s earnings release and conference call will be provided as soon as they are available.

The Company is revising its November 6, 2006 earnings guidance for the fourth quarter of 2006. As of the date of this filing, the Company estimates that its fully diluted loss per share for the fourth quarter will be approximately $(0.10) and after adjusting for approximately $0.28 of real estate depreciation expense per share, that its fully diluted Funds from Operations per share for the quarter will be approximately $0.18. These estimates include previously disclosed charges of approximately $1.1 million related to severance and the noncash write-off of unamortized loan costs. The estimates also include charges of approximately $2.3 million related to (i) the settlement of a claim made based on actions taken by the predecessor company before the initial public offering, (ii) the settlement of certain claims made by the Amsdell Company related to the management fees charged in connection with the Rising Tide properties, (iii) professional fees incurred as a result of additional focus on the Company’s accounting, systems, and internal control environment and (iv) changes in estimates of certain liabilities to reflect current management’s expectations. Funds from Operations, as adjusted for these items, are currently estimated to be approximately $0.24 per share for the fourth quarter of 2006. The inquiry described in Item 5.02 is ongoing and the audit of the Company’s financial statements as of and for the year ended December 31, 2006 is not complete. As such, the Company’s estimates are subject to the risks disclosed in its Form 10-K as of December 31, 2005 on file with the Securities and Exchange Commission, and in subsequent filings with the SEC, as well as the risks associated with the inquiry described in Item 5.02.

The Company is affirming its 2007 FFO per share guidance of $1.11 to $1.21.

The information contained in this report on Form 8-K under Item 2.02 and the Company’s press release attached as Exhibit 99.1 relating to earnings shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

99.1	Press Release, dated February 20, 2007.

99.2	Memorandum dated February 13, 2007 from Robert J. Amsdell to the Board of Trustees of U-Store-It Trust.

99.3	Memorandum dated February 16, 2007 from Robert J. Amsdell to the Independent Trustees of U-Store-It Trust.

99.4	Letter dated February 20, 2007 from Barry L. Amsdell to the Chairman of the Board of Trustees of U-Store-It Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust (Registrant)

Date: February 20, 2007	By:	/s/ Kathleen A. Weigand
Kathleen A. Weigand
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated February 20, 2007.

Exhibit 99.2	Memorandum dated February 13, 2007 from Robert J. Amsdell to the Board of Trustees of U-Store-It Trust.

Exhibit 99.3	Memorandum dated February 16, 2007 from Robert J. Amsdell to the Independent Trustees of U-Store-It Trust.

Exhibit 99.4	Memorandum dated February 20, 2007 from Barry L. Amsdell to the Chairman of the Board of Trustees of U-Store-It Trust.